Exhibit 3.3

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF SURGICAL SAFETY PRODUCTS, INC.

Pursuant to Florida Statute Section  607.1006,  the Articles of Incorporation of the above-named corporation (the “Corporation”) are hereby amended, pursuant to a written consent in lieu of meeting executed by all of the stockholders and directors of the Corporation dated the 1st day of June, 1992, as follows:

1.     The name of the corporation is:

SURGICAL SAFETY PRODUCTS, INC.

2.     Article III of the Articles of Incorporation of the corporation entitled “Capital Stock” is hereby deleted in its entirety and replaced with the following in its place and stead:

Article III.      CAPITAL STOCK

The shares of stock of this Corporation shall consist of only one class. The Corporation shall not authorize the issuance of shares in series. The maximum number of shares of stock that the corporation is authorized to have outstanding at any one time is 20,000 shares of common stock.

3.     Article IX entitled “Shareholders Preemptive Rights” is hereby denied in its entirety.

4.     The foregoing amendments were adopted on the 1st day of June, 1992.

5.     The foregoing amendments were approved by unanimous consent of all stockholders and directors entitled to vote pursuant to Section 607.1006 of Florida Statutes.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of the Corporation this 1st day of June, 1992.

\s\ G. Michael Swor
G. Michael Swor
President and Director

STATE OF FLORIDA

COUNTY OF SARASOTA

The foregoing instrument was acknowledge before me this 1st day of June, 1992, by G. Michael Swor, President and Director of SURGICAL SAFETY PRODUCTS, INC., a Florida corporation on behalf of said corporation. He is personally known to me and did not take an oath.

\s\ Nancy M.Reeves
Notary Public

My Commission Expires: (Stamp)

(SEAL)


(SEAL)

FLORIDA DEPARTMENT OF STATE

Jim Smith

Secretary of State

July 19, 1994

CIS

DANNY

TALLAHASSEE, FL

Re: Document Number V36535

The Articles of Amendment to the Articles of Incorporation for SURGICAL SAFETY PRODUCTS, INC., a Florida corporation, were filed on July 19, 1994. The certification requested in enclosed. Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

Joy Moon-French

Corporate Specialist

Division of Corporations	Letter Number: 094A00033233

Division of Corporations P.O. Box 6327 Tallahassee, FL 32314

STATE OF FLORIDA

Department of State

I certify that the attached is a true and correct copy of the Articles of Amendment, filed on July 19, 1994 to Articles of Incorporation for SURGICAL SAFETY PRODUCTS, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is V36535.

Given under my hand and the

Great Seal of the State of

Florida at Tallahassee, the

Capital, this the Nineteeth

day of July, 1994

(SEAL)

\s\ Jim Smith

Jim Smith
Secretary of State

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION
OF SURGICAL SAFETY PRODUCTS, INC.

Pursuant to Florida Statue Section 607.1006, the Articles of Incorporation of the above-named corporation (the “Corporation”) are hereby amended, pursuant to a written consent in lieu of meeting executed by the stockholder holding the majority of the outstanding shares of stock and by all of the directors of the Corporation dated the 6th day of July, 1994, as follows:

5.             The name of the Corporation is:

SURGICAL SAFETY PRODUCTS, INC.

6.             Article III of the Articles of Incorporation, as amended, entitled “Capital stock”is hereby deleted in its entirety and replaced with the following in its place and stead:

Article II.               CAPITAL STOCK

The shares of stock of this Corporation shall consist of only one class. The Corporation shall not authorize the issuance of shares in series. The maximum number of shares of stock that the corporation is authorized to have outstanding at any one time 100,000 shares of common stock.

7.             The foregoing amendments were adopted on the 6th day of July, 1994.

8.             The number of votes cast for the amendment by the shareholders was sufficient for approval pursuant to Section 607.1006 of Florida Statues.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation of the Corporation this 6th of July, 1994.

/s/ G.Michael Swor
G. Michael Swor
President and CEO

STATE OF FLORIDA

COUNTY OF SARASOTA

The foregoing instrument was acknowledges before me this 6th day of July, 1994, by G. Michael Swor, President and CEO of Surgical Safety Products, Inc., a Florida corporation on behalf of said corporation. He is personally known to me and did not take an oath.

\s\E.Jane Hall
Name: E. Jane Nall
Notary Public

My Commission Expires:

(SEAL/STAMP)